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                          RJR NABISCO HOLDINGS CORP.
                          1301 Avenue of the Americas
                             New York, N.Y.  10019
                                (212) 258-5600


                        REVOCATION OF CONSENT STATEMENT
            BY THE BOARD OF DIRECTORS OF RJR NABISCO HOLDINGS CORP.
                      IN OPPOSITION TO BROOKE GROUP LTD.


                                                   January 5, 1996



Dear Stockholder:


               This Revocation of Consent Statement (the "Consent Revocation Statement") is furnished by the Board of Directors (the "Board") of RJR Nabisco Holdings Corp., a Delaware corporation (the "Company"), to the holders of outstanding shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), the Company's Series C Conversion Preferred Stock, par value $.01 per share (the "PERCS"), and the Company's ESOP Convertible Preferred Stock, par value $.01 per share and stated value $16 per share (the "ESOP Preferred Stock" and, collectively with the Common Stock and the PERCS, the "Capital Stock") in connection with the Board's opposition to the solicitation (the "LeBow/Icahn Solicitation") by Brooke Group Ltd. ("Brooke Group"), a company controlled by Bennett S. LeBow, and with the support of Carl C. Icahn (collectively, the "LeBow/Icahn Group"), of written stockholder consents, pursuant to a Consent Statement (the "LeBow/Icahn Group Consent Statement") dated December 29, 1995.


               Each share of Common Stock, PERCS and ESOP Preferred Stock, voting together as a single class, entitles the record date holder thereof to one vote, one-fifth of a vote and one-fifth of a vote, respectively, on the matters presented for consideration and action by the stockholders.


               THE BOARD UNANIMOUSLY OPPOSES THE LEBOW/ICAHN SOLICITATION AND URGES YOU NOT TO SIGN ANY BLUE CONSENT CARDS SENT TO YOU BY THE LEBOW/ICAHN GROUP. THE BOARD URGES YOU TO DISCARD ANY BLUE CONSENT CARDS SENT TO YOU BY THE LEBOW/ICAHN GROUP.

               IF YOU HAVE PREVIOUSLY SIGNED AND RETURNED ANY SUCH BLUE CONSENT CARD TO THE LEBOW/ICAHN GROUP, YOU HAVE EVERY RIGHT TO CHANGE YOUR MIND. THE BOARD URGES YOU TO SIGN, DATE AND MAIL THE ENCLOSED YELLOW REVOCATION OF CONSENT CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

               EVEN IF YOU HAVE NOT PREVIOUSLY SIGNED AND RETURNED ANY SUCH BLUE CONSENT CARD TO THE LEBOW/ICAHN GROUP, YOU MAY SEND A YELLOW REVOCATION OF CONSENT CARD TO THE COMPANY, WHICH WILL HAVE NO LEGAL EFFECT BUT WOULD ASSIST US IN MONITORING THE PROGRESS OF THE CONSENT SOLICITATION.


               IF YOUR SHARES ARE HELD IN THE NAME OF A BANK, BROKER OR OTHER NOMINEE, ONLY YOUR BANK, BROKER OR NOMINEE CAN VOTE YOUR SHARES AND ONLY PURSUANT TO YOUR SPECIFIC VOTING INSTRUCTIONS. ACCORDINGLY, YOU ARE URGED TO REJECT THE LEBOW/ICAHN SOLICITATION BY SIGNING, DATING AND RETURNING THE ENCLOSED YELLOW REVOCATION OF CONSENT CARD PROMPTLY, USING THE ACCOMPANYING POSTAGE-PAID ENVELOPE PROVIDED BY YOUR BANK, BROKER OR NOMINEE.


               If you have any questions about revoking your consent or if you otherwise require assistance, please call:

MACKENZIE PARTNERS, INC.                     D. F. KING & CO., INC.
156 FIFTH AVENUE                             77 WATER STREET
NEW YORK, NY  10010                          NEW YORK, NY  10005
(212) 929-5500 (COLLECT)                     (212) 269-5550 (COLLECT)
           OR                                         OR
CALL TOLL FREE 1-800-322-2885                CALL TOLL FREE 1-800-290-6430



                                 INTRODUCTION

               In a purported attempt to force an immediate spin-off of your Company's remaining equity interest in Nabisco Holdings Corp. ("Nabisco"), and in what the Company believes is only the first step in an attempt by the LeBow/Icahn Group to seize control of the Company with no guarantee of a spin-off or other transaction that would benefit stockholders, the LeBow/Icahn Group has commenced the LeBow/Icahn Solicitation. The LeBow/Icahn Group is also seeking to elect its own slate of nine candidates -- five of whom are directors or officers of entities controlled by Mr. LeBow -- to replace your existing Board at the Company's next Annual Meeting of stockholders.


               Notwithstanding public statements of the LeBow/Icahn Group that it is "not interested in taking control of the company,"(1) the Company has

------------
(1) Quote taken from an article by Glenn Collins in The New York Times, October 31, 1995. No permission has been sought or received to quote from, or refer to, published materials cited in this Consent Revocation Statement.

received reports that Mr. LeBow has, during the course of the summer and continuing into October of 1995, attempted to organize a group sufficient to acquire a de facto controlling voting interest in the Company. The Company believes that Mr. LeBow, Mr. Icahn and others have secretly conspired to form a group to purchase a controlling interest in the Company's Common Stock, without paying a premium to the Company's stockholders, and with the ultimate objective of combining the Company's tobacco business with the Liggett Group Inc. ("Liggett") tobacco subsidiary of Mr. LeBow's Brooke Group in a transaction which the Company has previously rejected as not in the best interests of stockholders.(2) Indeed, Messrs. LeBow and Icahn have negotiated

------------
(2) The facts underlying these assertions await final adjudication in a pending lawsuit filed by the Company against Mr. LeBow, Mr. Icahn and Brooke Group. See "Other Information."

specific provisions in their partnership arrangement with respect to that combination, and its consequences to their partnership. Their agreements contemplate that Mr. LeBow will attempt to combine Liggett with the Company's tobacco business, and, if Mr. LeBow is successful in effecting such a combination, Mr. Icahn will receive a cash payment of $50 million.

               WE STRONGLY URGE YOU NOT TO SIGN OR RETURN ANY OF THE BLUE CONSENT CARDS OR OTHER DOCUMENTS SENT TO YOU BY THE LEBOW/ICAHN GROUP OR THEIR AGENTS. PLEASE CONSIDER THE FOLLOWING:


                    LEBOW/ICAHN IMMEDIATE SPIN-OFF PROPOSAL

               The Board of Directors is already committed to effecting a spin-off of Nabisco. The Board has been and continues to be committed to a spin-off of Nabisco. The Board also believes that a majority of our stockholders agree that a spin-off of Nabisco is an attractive option. The Board's commitment to a spin-off of Nabisco is premised on the fact that, in order for such a spin-off to be advisable, it must be both in the best interests of the Company's stockholders and consistent with the Company's public commitments.

               The Company has taken significant steps to prepare itself for, and to preserve its ability to effect, a possible spin-off of Nabisco. When the appropriate time comes, the Company will be in a position to move quickly to effect the spin-off of Nabisco.

               This is not the time to effect a spin-off of Nabisco. For a spin-off to be in the best interests of stockholders, (i) it must be tax-free,
(ii) it must be accomplished in a manner that avoids the long delays and uncertainty of litigation and (iii) it must preserve the financial integrity of both our food and tobacco businesses. The Board believes that the LeBow/Icahn Group's proposal for an immediate spin-off does not satisfy these criteria, as further described below. In consultation with its independent financial, tax and legal advisors, the Company has carefully considered a spin-off of Nabisco for more than one year and has studied all of its ramifications. The Board has concluded that effecting a spin-off at this time would not be in the best interests of the Company's stockholders and would subject the Company and its stockholders to unacceptable risks.


               The LeBow/Icahn Group's focus on stockholder value jeopardizes the tax-free status of its proposed immediate spin-off. The Company believes that an eventual spin-off of Nabisco will be tax-free, and believes that the reasons it has considered for the spin-off are similar to reasons that in the past have been approved by the Internal Revenue Service ("IRS") as valid "corporate business purposes" for a tax-free spin-off. The Company does not have the same degree of confidence with respect to the tax-free status of an immediate spin-off undertaken at the request of the LeBow/Icahn Group. Treasury Regulations clearly state that increasing stockholder value itself is not a valid corporate business purpose for a tax-free spin-off. The Company's motivation for a spin-off is not the increase in the respective stock prices of the Company and Nabisco that could accompany such a transaction. The LeBow/Icahn Group, however, has repeatedly indicated in its solicitation materials that the primary purpose of its proposed immediate spin-off is to increase stockholder value. The Company believes that such pronouncements are reckless and could jeopardize the tax-free status of the LeBow/Icahn Group's proposed immediate spin-off.

               Potential litigation by tobacco claimants. The Board believes that, in the face of the current status of litigation against tobacco companies, an announcement of a spin-off at this time could cause great damage to the Company.


               First, the Company believes that the announcement of a spin-off would aggravate the current tobacco litigation situation because plaintiffs' lawyers who have mounted class actions and other lawsuits against tobacco companies would likely seek an injunction to prevent an immediate spin-off. A spokesman for a consortium of nearly 60 plaintiffs' law firms involved in the Castano class action has confirmed that "[i]f they want a spin-off, they will absolutely be hit with an injunction."(3) Any such injunctive proceeding

------------
(3) From an article by Glenn Collins in The New York Times, November 4, 1995, quoting John P. Coale.


would likely result in protracted litigation. Even if an injunction were not granted, given the current litigation environment, the Company believes that these plaintiffs' lawyers can be expected to pursue claims attacking such a spin-off for years, placing a cloud over the validity of the transaction and depressing the value of the stocks of both the Company and Nabisco. Such litigation would not only be damaging to the Company and the spun-off food company but could also involve claims directly against the Company's stockholders.(4)

------------
(4) Fraudulent conveyance claims have been made against a defendant class of stockholders seeking to require the stockholders to repay amounts they have received in a spin-off transaction or leveraged buy-out. For example, in In re Integra Realty Resources, Inc., an institutional stockholder has been named as a representative defendant for a class action against stockholders in an action in which a spin-off of Integra's shares in ShowBiz Pizza Time, Inc. is alleged to be a fraudulent conveyance. 179 B.R. 264 (Bnkrtcy., D. Colo. 1995). The Company is not aware, however, of any adjudicated case in which public stockholders, who were neither insiders nor controlling stockholders of the conveying entity, have been held liable on such a claim.


               Moreover, tobacco plaintiffs are likely to argue that an immediate spin-off for the purpose of protecting the food company and its stockholders from potential liabilities of the tobacco company would under the law itself be a fraudulent conveyance, regardless of the Company's solvency at the time of the spin-off. The LeBow/Icahn Group has made clear that a principal intent of its proposal is to alleviate "investors' concerns about potential tobacco liabilities." The Company believes that the LeBow/Icahn position would likely lead to claims by tobacco plaintiffs that the immediate spin-off proposed by the LeBow/Icahn Group is an intentional fraudulent conveyance.

               By waiting until the current tobacco litigation situation improves, the Company believes that the likelihood of litigation challenging the spin-off can be reduced.

               Other potential claims. Last year, the Board publicly committed not to spin off Nabisco prior to December 31, 1996, and not to spin off Nabisco prior to December 31, 1998 if the spin-off would cause the senior debt of either the Company's subsidiary, RJR Nabisco, Inc. ("RJRN"), or Nabisco to be rated below investment grade. The Company has stated these commitments in numerous publicly-filed and publicly-disclosed documents over the past year, including offering documents for the sale of securities of the Company, RJRN and Nabisco.

               The Company initially made these public commitments, after consultation with major rating agencies, in order to permit it to pursue the significant restructuring initiatives it has achieved over the past year, while maintaining investment grade ratings for its senior debt. These commitments enabled Nabisco to complete an initial public offering of its shares, establishing an independent value for such shares. In addition, these commitments enabled the Company to pay a regular quarterly cash dividend of $1.50 per share on an annualized basis and to allocate debt between Nabisco and RJRN. The Company believes that these transactions have benefitted stockholders by enabling them to receive a cash return on their investment and permitting the Company to reduce its aggregate cost of capital. Importantly, these public commitments and transactions also have laid the groundwork for a spin-off of Nabisco at such time as the spin-off can be achieved in a manner that is in the best interests of the Company's stockholders.


               The Board believes that abrogating these public commitments would be improper and clearly not in the best interests of the Company's stockholders. First, the Board believes that, as a general matter, boards of directors of major public corporations should honor their commitments.
Second, based on discussions that the Company has had with credit rating agencies, the Company believes that the announcement of an immediate spin-off would likely have an adverse effect on the Company's and RJRN's credit ratings. Indeed, independent analysts have expressed concerns about the possible credit rating downgrade accompanying an immediate spinoff, including Alexander Bing, an analyst with Donaldson, Lufkin & Jenrette Securities Corporation, who said that "[a] decision to spin off the remaining investment in Nabisco would have obviously negative implications for RJRN's bondholders."(5) and Mark Egan, an analyst with Salomon Brothers Inc, who said

-------------
(5) Alexander Bing in a Donaldson, Lufkin & Jenrette High Grade Credit Research report, August 1995.

that a "near-term spinoff of [Nabisco] could see it lose its investment-grade rating, which would send its bond prices lower."(6) Even Gary Black of

-------------
(6) Mark Egan, in Reuters, Limited, November 8, 1995.

Sanford C. Bernstein & Co., Inc., an analyst cited by the LeBow/Icahn Group in the LeBow/Icahn Group Consent Statement, has stated that he "agree[s] that a standalone Tobacco would likely be downgraded from BBB (low investment-grade) to BB (speculative) if the spin-off was completed at the end of this year, particularly given the unresolved class action issues."(7) Finally, although

(7) Gary D. Black and Jon F. Rooney in Bernstein Research -- Weekly Notes, November 6, 1995.


its commitments are not contained in written contracts, the Company also believes that an announcement of an immediate spin-off of Nabisco could result in lawsuits from purchasers and sellers of the Company's and RJRN's securities who have relied on the Company's public commitments.

               Lack of consensus as to the "upside" that might result from a spin-off. Finally, it is appropriate to question the "upside" that might be realized by the Company's stockholders in return for the risks described above. The LeBow/Icahn Group has portrayed a spin-off of Nabisco as having the potential to increase the value of the Company's shares "as much as 50% or more." This view relies principally on statements by three analysts, one of whom (Gary Black) assumed that the spin-off would be combined with a dividend increase, another (Diana Temple) who noted that "the key to a tobacco spin off is decertification of the Castano class action," and a third (Ronald B. Morrow) who, in the analysis cited by the LeBow/Icahn Group, estimated the Company's break-up value, not the value of an immediate spin-off. In any event, Mr. Morrow subsequently stated in a December 6, 1995 report that he would not expect an immediate spin-off to increase the Company's stock price beyond the "mid-$30s." Moreover, other analysts have stated that an immediate spin-off of Nabisco would likely result only in a small increase in the value of the Company's shares. For example:

               o On October 30, 1995, David Adelman, an analyst with Dean Witter Reynolds, Inc., stated his view that the incremental value of a Nabisco spin-off was $2-4 per share. He indicated that he had assumed that the spun-off Nabisco shares would trade at the same prices as the Nabisco shares that are currently publicly traded and that, after the spin-off of Nabisco, the shares of the Company would trade at a somewhat lower trading multiple than the current trading multiple, reflecting the value of the Company's remaining tobacco business.

               o On November 1, 1995, Marc Cohen, an analyst with Goldman, Sachs & Co. ("Goldman, Sachs"), expressed his view that a "spin-off of Nabisco may produce only a $2-3 increase in [the Company's] stock price." Mr. Cohen stated that he did not share the view of some market participants that the Nabisco shares held by the Company were "currently discounted in the RN valuation equation as a result of indirect tobacco litigation exposure" and noted that in any event, contrary to the assertion of the LeBow/Icahn Group, a spin-off of these shares would not remove any perceived tobacco taint. Mr. Cohen also indicated his belief that after the spin-off, "the stand-alone tobacco company" would have a dividend of $1.50/share, but could not support a substantial increase in dividends without potentially jeopardizing its investment grade rating and without scaling back tobacco initiatives, thereby increasing its vulnerability to competitors.(8)

------------
(8) The Company has from time to time obtained investment banking services from certain of the investment banks referred to in the Consent Revocation Statement, including Goldman, Sachs which among other things was the lead underwriter in the initial public offering of the Nabisco shares.

               o On November 1, 1995, in an article from the Knight-Ridder news service, Fred Taylor, an analyst with Salomon Brothers Inc, was quoted as saying "I am not convinced that [the value of the shares] would go up if tobacco gets a less-than-investment grade rating, and if you end up with a lot of lawsuits to stop such a spin-off."


               In sum, after many months of consultation with independent financial, tax and legal advisors, the Board has determined that an immediate separation of the stockholders' equity interest in our food and tobacco companies, as proposed by the LeBow/Icahn Group, would be irresponsible. Although the Company is committed to effecting a spin-off of its remaining interest in Nabisco at a time when the spin-off can be consummated in a manner that is in the best interests of stockholders, we must oppose the poorly timed and imprudent actions proposed by the LeBow/Icahn Group. The Board of Directors urges you to reject the LeBow/Icahn Group's requests for your consent.

                       WHO ARE MESSRS. LEBOW AND ICAHN?

               In our opinion, Messrs. LeBow and Icahn are poorly qualified to suggest significant change at your Company. They are best known for their corporate raids financed largely by "junk bonds" and "greenmailing" activities at the expense of other stockholders in the 1980s. In recent years, both have been involved with highly visible corporate bankruptcies.


               You should know that, in August of 1995, The New York Times reported that "Mr. LeBow is not a favorite of public [company] shareholders, who have accused him of emptying companies he controls of their cash and assets. Brooke [Group, one of LeBow's public companies,] has poured millions of dollars into the LeBow family coffers through its purchase of assets controlled by Mr. LeBow. And it has financed his high-flying lifestyle with loans and unsecured credit lines amounting to millions of dollars."(9) For

------------
(9) Quoted from an article by Stephanie Strom, in The New York Times, August 30, 1995.

example, Brooke Group and related companies paid management fees to Brooke Management Inc., a company controlled by Mr. LeBow ("BMI"), of $5,025,000 and $4,650,000 in 1990 and 1991, respectively, and, in 1992, Brooke Group acquired BMI for total consideration of $9,600,000. Mr. LeBow also received loans or lines of credit from Brooke Group of $5,000,000, $6,515,000 and $1,475,000 in
1991, 1992 and 1993, respectively.(10)   In 1993, a stockholder of Brooke

------------
(10) See Note 16 of the Notes to the Consolidated Financial Statements of Brooke Group's Annual Report on Form 10-K for each of the fiscal years ended December 31, 1992 and December 31, 1993.

Group sued Mr. LeBow alleging that Mr. LeBow had obtained improper loans from the company. The suit was settled in 1994 with Mr. LeBow agreeing to make certain payments to Brooke Group, to waive his right to $6.25 million in preferred dividends and to cap increases of his annual salary over the next four years unless certain conditions were met.(11) Indeed, Brooke Group was

------------
(11) Taken from an article in the Los Angeles Times, March 18, 1994.

labelled by Fortune magazine as the "least admired" company in America in 1994,(12) and ranked in the bottom three companies in all eight attributes of

------------
(12) Taken from an article by Tricia Welsh in Fortune, February 7, 1994.

reputation in the survey.

               Not surprisingly, Mr. LeBow has already proposed a transaction to the Company that would benefit him at the expense of the Company's other stockholders. In May 1995, he proposed a transaction pursuant to which, following the spin-off of Nabisco, the Liggett tobacco subsidiary of Mr. LeBow's Brooke Group would merge with the Company. The proposal contemplated that, in exchange for Liggett, a company which in 1994 had net income of less than $16 million and had at December 31, 1994 approximately $184 million in debt, Brooke Group would receive 20% of the common stock and $350 million of preferred stock of the merged company, and the right to appoint all of the members of the merged company's board of directors. As discussed above, the Company believes that Mr. LeBow is still pursuing this effort. See "Introduction."


               Similarly, Mr. Icahn is a well-known corporate raider with a history of purchasing shares in corporations and obtaining a significant profit for himself. In particular, Mr. Icahn is reported to have accepted greenmail on at least three occasions including Saxon Industries, Inc. in 1980, Hammermill Paper Co. in 1981, and Viacom International, Inc. in 1986.(13) Importantly, in the case of Hammermill Paper Co., Mr. Icahn

------------
(13) Taken from an article by Richard L. Stern in Forbes, February 10, 1986, an article in Business Week, October 27, 1986 and an article by Geraldine Fabrikant in The New York Times, March 15, 1987, respectively.

reportedly accepted greenmail after having explicitly pledged not to do so.(14) On another occasion, Chesebrough-Ponds Inc. bought back Mr. Icahn's

____________
(14) Taken from a book by Mark Stevens, King Icahn: The Biography of a Renegade Capitalist (1993), page 101.

shares at market price and paid $95 million to acquire a division of ACF Industries, an Icahn-controlled company.(15) Additionally, under Mr. Icahn's

------------
(15) Taken from an article by Colin Leinster in Fortune, March 18, 1985. majority of the votes represented by the Company's outstanding Capital Stock.

stewardship, Trans World Airlines, Inc. ended up in bankruptcy.

               Mr. Icahn's interest in the LeBow/Icahn Solicitation is clear. As described above, Mr. Icahn will be paid $50 million if Mr. LeBow successfully merges Liggett with the Company's tobacco business in connection with a spin-off. In addition, according to the LeBow/Icahn Group Consent Statement, Mr. Icahn is entitled to 20% of any profits on the Common Stock of the Company held by one of Mr. LeBow's affiliates. Given Mr. Icahn's history and his arrangements with Mr. LeBow, do you think Mr. Icahn's interest in the long-term health of the Company is the same as yours?

               Remember, unlike your Board, neither Mr. LeBow nor Mr. Icahn has any fiduciary duties toward you. They are free to pursue their own agenda for your Company by any means available to them. As indicated by the LeBow/Icahn Solicitation, they are willing to run a high-stakes gamble with your money.


              LEBOW/ICAHN PROPOSAL TO AMEND THE COMPANY'S BY-LAWS

               The LeBow/Icahn Group has also proposed amendments to the Company's By-laws to (i) reinstate a provision providing that special meetings of the Company's stockholders shall be called by the Chairman or the Secretary if requested in writing by holders of not less than 25% of the Company's Common Stock and (ii) delete a newly added provision establishing procedures governing action by written consent of stockholders without a meeting.


               Special meeting By-law. The Board eliminated the special meeting provision from, and added the consent administration procedures to, the Company's By-laws in August, after the Company rejected Mr. LeBow's proposal to merge Liggett with the Company's tobacco business, and after Mr. LeBow filed for clearance under the Hart-Scott-Rodino Act of 1976 to acquire up to 15% of the Company's Common Stock. The LeBow/Icahn Group has attempted to portray the Board's action as impairing stockholders' ability to hold a referendum on a spin-off. Since the Company's By-laws already permit holders of a majority of the vote represented by the Company's Capital Stock to take action by written consent at any time -- as evidenced by the LeBow/Icahn Solicitation -- this portrayal is unpersuasive and hides the true effect of the LeBow/Icahn Group's proposal.

               In seeking to permit holders of 25% of the Company's Common Stock to require a special meeting to be called, the LeBow/Icahn Group is seeking the power to precipitate a change in control or fundamental policy, at any time of its choosing, without having to obtain the support of holders of a majority of the vote represented by the Company's Capital Stock. The sole rationale for the LeBow/Icahn Group's preference for being able to take action at a special meeting rather than by written consent, is that it might be able to "win" a vote of stockholders at a special meeting without a majority vote of the outstanding Capital Stock. In contrast, the written consent procedure does not allow the LeBow/Icahn Group to "win" without the support of a true


               What are the intentions of the LeBow/Icahn Group? The Company believes that the LeBow/Icahn Solicitation is only the first step in a scheme to (i) seize control of the Company with no guarantee of a spin-off of Nabisco or any other transaction that would benefit stockholders and (ii) attempt to combine Liggett with the Company's tobacco businesses. The LeBow/Icahn Group has proposed a slate of nine directors -- including Mr. LeBow and four other officers or directors of entities he controls -- for election at the Company's next Annual Meeting of stockholders. Although these directors might publicly state that they are committed to an immediate spin-off of Nabisco, there is no guarantee that they would, or could, effect such a spin-off. Indeed, in papers filed in federal court in connection with the lawsuit described under "Other Information," Mr. LeBow was willing only to state that his slate of directors would be committed to effect a "prompt" spin-off of Nabisco, despite his demands that the Company itself commit to an immediate spin-off. In addition, notwithstanding Mr. LeBow's statement that he and Mr. Icahn are "not interested in taking control of the company,"(16) the Company has received

------------
(16) Quote taken from an article by Glenn Collins in The New York Times, October 31, 1995.

reports that Mr. LeBow has, during the course of the summer and continuing into October, attempted to organize a group to acquire a controlling voting interest in the Company. See "Other Information" below.

               The question of control relates directly to the LeBow/Icahn Group's proposed amendment to the By-laws. If a small group of dissident stockholders wants to take control of a corporation by changing the board of directors before the next regular annual meeting of stockholders, it may do so in several ways. One alternative -- which is available only if that group is able to require a special meeting to be held -- is for the dissident group to solicit proxies for a special meeting of stockholders, in which case it could propose to expand the size of the board of directors and nominate a slate of directors that would constitute a majority of the newly-constituted board. A second alternative is for the dissident group to solicit written consents, as the LeBow/Icahn Group is doing now.

               At a special meeting of stockholders, just as at the annual meeting, only a plurality of the voting shares -- which, in theory, may be as low as one share more than 25% of the shares outstanding -- is necessary to wrest control of a corporation. This is in contrast to the written consent solicitation procedure which requires a true majority of the outstanding voting shares. (Section 211 of the Delaware General Corporation Law requires that an annual meeting be held for the purpose of the election of directors. Because, as a practical matter, it is not possible to guarantee that any individual director will garner a true majority of the votes at any such meeting, a plurality vote is sufficient to elect directors at that meeting.) The Board believes that, other than at the regular Annual Meeting of the Company's stockholders, control of the Company should change only if it is supported by holders of a majority of the votes represented by the Company's Capital Stock. The Board also believes that it is in the best interests of the Company's stockholders to prohibit a small, dissident group of stockholders from requiring a special meeting to be held without the support of a majority vote of the Company's Capital Stock.

               For these reasons, the by-laws of many large public companies require the consent of the holders of a majority of the shares to force the company to call a special meeting, just as the law requires the holders of a majority of the shares in order to change control of a company's board of directors through the consent process. In fact, as of the date that Mr. LeBow informed the Company that he intended to commence a consent solicitation, even the by-laws of Mr. LeBow's Brooke Group, and its affiliate, New Valley Corporation (both of which are public companies), required holders of 50% and a majority, respectively, of the shares to call a special meeting.


               The By-law that the LeBow/Icahn Group is seeking to amend prevents it from taking control of the Company without the support of a true majority of the Company's outstanding Capital Stock. If the LeBow/Icahn Group believed that such a majority supported its efforts to obtain control of the Board, it could have sought stockholder consents to change the composition of the Board as described above, without having to amend the By-laws to provide for the calling of a special meeting. We believe that the LeBow/Icahn Group is attacking this By-law because it believes that the holders of a majority of votes represented by the outstanding Capital Stock do not support turning control of the Company over to the LeBow/Icahn Group or its designees.

               Administrative procedures. The Board believes all participants in a consent solicitation, as well as all stockholders, should understand in advance the procedures that would be followed in the event of any consent solicitation. The procedures set forth in Section 9 of Article I of the By-laws, labelled by the LeBow/Icahn Group as "burdensome new conditions," are designed simply to ensure a fair and orderly process. These procedures are discussed below under "The Consent Procedure."


               The only objection that the LeBow/Icahn Group has raised in its solicitation materials to these procedures is that they permit the Board 20 days to set a record date. In fact, the Board set the Record Date as January 12, 1996, the very date requested by the LeBow/Icahn Group. Stockholders should consider whether the LeBow/Icahn Group is truly objecting to these administrative procedures for the stockholders' benefit or for the covert purpose of assisting its scheme to wrest control of the Company.

               The Board of Directors opposes the LeBow/Icahn Group's proposal to amend the By-laws and urges you to reject its request for your consent.


                               OTHER INFORMATION

               On November 20, 1995, the Company filed a complaint against Messrs. LeBow and Icahn and Brooke Group in the United States District Court for the Middle District of North Carolina, alleging that Messrs. LeBow and Icahn and Brooke Group have violated Sections 14(a) and 10(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rules 14a-9 and 10b-5 thereunder, by making materially false and incomplete statements concerning the purpose and background of the LeBow/Icahn Solicitation. Specifically, the complaint alleges that Messrs. LeBow and Icahn have made repeated false statements that the sole purpose of the LeBow/Icahn Solicitation is to promote a spin-off of Nabisco when, in fact, Messrs. LeBow and Icahn and Brooke Group have secretly conspired to form a group to purchase in the open market a controlling interest in the Company's stock, without paying a control premium to the Company's stockholders, and with the ultimate objective of combining the Company's tobacco business with the tobacco business of Liggett. The Company seeks, among other things, to enjoin Messrs. LeBow and Icahn and Brooke Group from continuing with the LeBow/Icahn Solicitation, from taking any other steps in furtherance of their efforts to cause the Company to engage in a spin-off of Nabisco, from taking any other steps in furtherance of their plan to form a group to take control of the Company, or otherwise from taking any steps in furtherance of their unlawful conduct, and to require Messrs. LeBow and Icahn and Brooke Group to comply fully with the disclosure obligations imposed by the Exchange Act. On
December 13, 1995, Mr. LeBow and Brooke Group filed a motion to dismiss the Company's complaint or, alternatively, to transfer it to the United States District Court for the Southern District of Florida. On December 20, 1995,
Mr. LeBow and Brooke Group filed an answer to the Company's complaint, as well as a counterclaim against the Company.


                             THE CONSENT PROCEDURE

               The record date for determination of the stockholders of the Company entitled to execute, withhold or revoke consents relating to the LeBow/Icahn Solicitation is January 12, 1996 (the "Record Date"). Under Delaware law, in order for the LeBow/Icahn Solicitation to succeed, the LeBow/Icahn Group must obtain the unrevoked consents to each of its proposals from the holders of record of a majority of the votes represented by the Capital Stock outstanding on the Record Date. Thus, an abstention from voting or a broker non-vote will have the practical effect of a vote against the LeBow/Icahn Solicitation. A stockholder may revoke any previously signed consent by signing, dating and returning a YELLOW Revocation of Consent Card. As of December 31, 1995, there were 272,807,942 shares of Common Stock, 26,675,000 shares of PERCS and 15,003,379 shares of ESOP Preferred Stock outstanding. With each class of the Capital Stock voting together as one class, the respective votes of the classes of the Capital Stock are counted as follows: each share of Common Stock is entitled to one vote per share, each share of PERCS is entitled to one-fifth of a vote per share, and each share of ESOP Preferred Stock is entitled to one-fifth of a vote per share.

               Under Section 228 of the Delaware General Corporation Law, in order to be effective, consents must be delivered within 60 days of the earliest dated consent delivered to the Company. The Company expects that the earliest dated consent will be delivered to the Company on the Record Date. Accordingly, assuming that the Company receives the earliest dated consent on the Record Date, any consent dated or delivered to the Company after March 12, 1996 will not be valid.


               Section 9, Article I of the By-laws provides that in order that the Company may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date may not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date may not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board. Any stockholder seeking to have the stockholders act by written consent must ask the Board to fix a record date and the Board will then promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board within 10 days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by applicable law, would be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company by delivery to its registered office in the State of Delaware, its principal place of business or to any officer or agent of the Company having custody of the book in which proceedings of meetings of stockholders are recorded, to the attention of the Secretary. Delivery made to the Company's registered office must be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting will be at the close of business on the date which the Board adopts the resolution taking such prior action.


               Such By-law also provides that in the event of the delivery, in the manner described above, to the Company of the requisite written consent or consents to take corporate action and/or any related revocation or revocations, the Company will engage nationally recognized independent inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting will be effective until the date when the independent inspectors certify to the Company that the consents delivered to the Company in accordance with such By-law represent at least the minimum number of votes that would be necessary to take the corporate action. However, neither the Board nor any stockholder will be prevented by such By-law from contesting the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or from taking any other action (including, without limitation, commencing, prosecuting or defending any litigation with respect thereto, and seeking injunctive relief in such litigation).


               Such By-law requires every written consent to bear the date of signature of each stockholder who signs the consent and no written consent may be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated written consent delivered in accordance with such By-law, a written consent or consents signed by a sufficient number of stockholders to take such action are delivered to the Company in the manner prescribed in such By-law.


            SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

               The following table sets forth certain information, as of December 31, 1995, regarding the beneficial ownership of (i) Common Stock and
(ii) Class A Common Stock, par value $.01 per share, of Nabisco, by each director of the Company, by each of the five most highly compensated executive officers of the Company during this fiscal year,(17) and each associate of any

------------
(17) Item 5(a) of Schedule 14A of the Exchange Act, requires that the Company disclose the securities ownership of its directors and executive officers as of the beginning of the last fiscal year. Item 6(d) of Schedule 14A and Items 403(b) and 402(a)(3) of Regulation S-K of the Exchange Act require that the Company disclose the securities ownership of its five most highly compensated executives as of the end of the last fiscal year. Item 402(a)(3)(iii) also requires that the Company update such disclosures with the securities ownership of two more executives who are currently among the Company's five most highly compensated executives, but did not fall within the group of the Company's five most highly compensated executives at the end of the last fiscal year. Because several directors and executive officers of the Company have resigned since the beginning of the last fiscal year, and in order to make the following table easier to read, the Company has included only the beneficial ownership of the current directors and executive officers in such table. The Company has, however, complied with its obligations under the Exchange Act by disclosing in the footnotes to this table the beneficial ownership of the Common Stock by the directors and executive officers who served in such capacities at the beginning and the end, respectively, of the last fiscal year but no longer serve in such capacities.

such director or officer, and by all directors and executive officers of the Company as a group. Nabisco was a wholly owned indirect subsidiary of the Company prior to the January 1995 initial public offering by Nabisco of its Class A Common Stock. As of December 31, 1995, the Company indirectly owned all 213,250,000 shares of Nabisco Class B Common Stock outstanding which represents approximately 80.5% of the economic interest in Nabisco and approximately 97.6% of the combined voting power of all classes of Nabisco voting stock. Except as otherwise noted, on such date the persons named in the table below did not own any other Capital Stock of the Company or Nabisco and have sole voting and investment power with respect to all shares shown as beneficially owned by them.

                                                                           NUMBER OF SHARES OF
                                    NUMBER OF SHARES                         NABISCO CLASS A
                                    OF COMMON STOCK        PERCENT OF         COMMON STOCK            PERCENT OF
                                   BENEFICIALLY OWNED        COMMON        BENEFICIALLY OWNED       NABISCO CLASS A
NAME OF BENEFICIAL OWNER               (1)(6)(7)             STOCK               (1)(3)              COMMON STOCK

John T. Chain, Jr. (2)........                   8,393         *                          1,000            *
Julius L. Chambers (2)........                   6,393         *                              0            *
John L. Clendenin (2).........                   6,846         *                            500            *
Steven F. Goldstone ..........                  16,529         *                              0            *
H. John Greeniaus (2).........                 126,307         *                         10,101            *
Ray J. Groves (2).............                   7,000         *                              0            *
Charles M. Harper (2).........                 524,882       0.1924                      71,429         0.1380
James W. Johnston (2)(5)......                 114,381         *                          1,000            *
John G. Medlin, Jr. (2).......                   7,259         *                          1,000            *
Rozanne L. Ridgway (2)........                   6,393         *                              0            *
Andrew J. Schindler (2).......                  28,891         *                              0            *
All Directors and Officers
as a Group (2)(4).............               1,269,135      0.4639%                      91,230         0.1763%


------------
* Less than 0.1%

(1) For purposes of this table, a person or group of persons is deemed to be the "beneficial owner" of any shares that such person has the right to acquire within 60 days. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security that such person or persons has the right to acquire within 60 days is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2) The number of shares of Common Stock beneficially owned includes (i) 6,393 shares subject to currently exercisable options granted to each of Gen. Chain, Messrs. Chambers and Clendenin and Ms. Ridgway; 6,000 shares and 393 shares respectively subject to currently exercisable options granted to each of Messrs. Groves and Medlin; 462,500 and 741,664 shares subject to currently exercisable options granted to Mr. Harper and all directors and executive officers as a group, respectively; and (ii) 272, 160, 274, 271 and 2,466 shares of Common Stock currently issuable on conversion of shares of ESOP Preferred Stock owned by, respectively, Messrs. Greeniaus, Harper, Johnston, Schindler and all directors and executive officers as a group.

(3) No director or officer of the Company holds any options exercisable within 60 days to acquire shares of Nabisco Class A Common Stock.

(4) On March 14, 1995, Kohlberg Kravis Roberts & Co. LLP ("KKR") sold all of its then remaining holdings in the Company. James H. Greene, Jr., Henry R. Kravis, Paul E. Raether, Clifton S. Robbins, George R. Roberts, Scott M. Stuart, and Michael T. Tokarz previously served on the Board as representatives of KKR. Messrs. Greene, Kravis, Raether, Robbins, Roberts, Stuart and Tokarz (the "KKR Directors") did not run for reelection at the Company's Annual Meeting of Stockholders held on April 12, 1995. Their respective terms in office expired effective as of that date. The Company cannot independently verify the exact nature of their current holdings in the Company because they are no longer subject to the disclosure requirements of Section 16(a) of the Exchange Act, discussed below. However, their last Section 16(a) filings with the Securities and Exchange Commission (the "SEC") dated as of April 7, 1995 indicate that, as of that date, none of the KKR Directors had any beneficial ownership in the Capital Stock of the Company.

(5) The outstanding shares of Common Stock shown as beneficially owned by Mr. Johnston include 12,000 shares held in trust for the benefit of Mr. Johnston's children, as to which Mr. Johnston disclaims beneficial ownership.

(6) Lawrence R. Ricciardi retired as both an executive officer and a director of the Company effective March 3, 1995. Mr. Ricciardi is no longer subject to the disclosure requirements of Section 16(a) of the Exchange Act. Therefore, the Company cannot independently verify Mr. Ricciardi's current stock ownership. As of September 3, 1995, Mr. Ricciardi beneficially owned 407,845 shares of Common Stock of the Company.

(7) Eugene R. Croisant retired as an executive officer of the Company effective March 3, 1995. Mr. Croisant is no longer subject to the disclosure requirements of Section 16(a) of the Exchange Act. Therefore, the Company cannot independently verify Mr. Croisant's current stock ownership. As of September 3, 1995, Mr. Croisant beneficially owned 324,597 shares of Common Stock of the Company.

               Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file initial statements of beneficial ownership (Form 3), and statements of changes in beneficial ownership (Forms 4 and 5), of Common Stock and other equity securities of the Company with the SEC and The New York Stock Exchange, Inc. Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all such forms they file.


               Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no additional forms were required for those persons, the Company believes that during 1994 and 1995 its officers, directors, and greater than ten percent beneficial owners complied with all applicable filing requirements.


                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

               The following table sets forth certain information, as of January 2, 1996, regarding the beneficial ownership of persons known to the Company to be the beneficial owners of more than five percent of any class of the Company's voting securities. The information was obtained from Company records and information supplied by the stockholders, including information on Schedules 13D and 13G and Forms 3, 4 and 5 provided to the SEC. Except as otherwise noted, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them.

                                                                            NUMBER OF SHARES
                                  NAME AND ADDRESS OF BENEFICIAL              BENEFICIALLY     PERCENT OF
      TITLE OF CLASS                          OWNER                              OWNED           CLASS

Common Stock                  FMR Corp.(1)..........................            34,305,862       12.58%
                              82 Devonshire Street
                              Boston, MA  02109

Series C                      College Retirement Equities Fund(2)...             1,782,680       6.68%
Conversion                    730 Third Avenue
Preferred Stock               New York, NY  10017

Series C                      Brinson Partners, Inc.(3).............             1,745,310       6.54%
Conversion                    209 South LaSalle
Preferred Stock               Chicago, IL  60604-1295

Series C                      The Prudential Insurance Company                   1,680,205       6.30%
Conversion                      of America(4).......................
Preferred Stock               Prudential Plaza
                              Newark, NJ  07102-3777

ESOP Convertible              Wachovia Bank of North Carolina,                  15,003,379        100%
Preferred Stock               N.A.(5)
                              Box 3075, Trust Operations
                              Winston-Salem, NC  27102

Nabisco Class A               Janus Capital Corporation(6)                       4,472,875       9.90%
Common Stock                  100 Fillmore Street, Suite 300
                              Denver, CO  80206-4923

Nabisco Class A               Tiger Management Corporation(7)                    3,209,200       6.20%
Common Stock                  101 Park Avenue
                              New York, NY  10178



(1) According to Amendment No. 1 to Schedule 13G dated February 13, 1995 jointly filed by FMR Corp. and Edward C. Johnson 3d, Chairman of FMR Corp. and a member of a controlling group with respect to FMR Corp., the 34,305,862 shares of the Common Stock shown as beneficially owned by FMR Corp. and Mr. Johnson as of December 31, 1994 include (i) 31,736,702 shares beneficially owned by Fidelity Management &
         Research Company, a registered investment adviser and wholly owned subsidiary of FMR Corp., as a result of acting as investment adviser to several registered investment companies that own such shares (the "Fidelity Funds"), (ii) 2,493,360 shares beneficially owned by Fidelity Management Trust Company ("Fidelity Trust"), a bank and wholly owned subsidiary of FMR Corp., as a result of serving as investment manager of institutional accounts, (iii) 10,400 shares owned directly by Mr. Johnson or in trusts for the benefit of Mr. Johnson or a member of his family and (iv) 65,400 shares beneficially owned by Fidelity International Limited ("Fidelity International"), an investment adviser of which Mr. Johnson is also Chairman and a member of a controlling group, but which is managed independently from FMR Corp. Each of FMR Corp. and Fidelity International disclaim beneficial ownership of shares beneficially owned by the other. According to the Schedule 13G, FMR Corp. and Mr. Johnson also beneficially own 516,580 shares of Series C Preferred Stock as a result of (i) the Fidelity Funds owning 4,071,700 Series C Depositary Shares and (ii) the institutional accounts managed by Fidelity Trust owning 1,094,100 Series C Depositary Shares. According to the
         Schedule 13G, (a) FMR Corp. and Mr. Johnson each has sole investment power, but neither has sole voting power, over the shares owned by the Fidelity Funds, (b) FMR Corp. and Mr. Johnson each has sole investment power over all of, has sole voting power over certain of, and has no voting power over the remainder of, the shares owned by the institutional accounts managed by Fidelity Trust and (c) Mr. Johnson has sole voting and investment power over certain of, has shared voting and investment power over certain of, and has no voting or investment power over the remainder of, the shares owned directly by him or in family trusts. All of the figures in this footnote relating to holdings of the Common Stock have been revised to reflect the one-for-five reverse split of the Common Stock which occurred on April 12, 1995.

(2) College Retirement Equities Fund, a registered investment company, beneficially owned 1,782,680 shares of Series C Preferred Stock as of December 31, 1994 as a result of its beneficial ownership of 17,826,800 Series C Depositary Shares as reported in its Schedule 13G dated February 10, 1995.

(3) According to the Schedule 13G dated February 10, 1995 jointly filed by Brinson Partners, Inc. ("Brinson Partners"), Brinson Trust Company ("Brinson Trust") and Brinson Holdings, Inc. ("Brinson Holdings"), as of December 31, 1994 (i) Brinson Partners, a registered investment adviser and wholly owned subsidiary of Brinson Holdings, beneficially owned 1,238,560 shares of Series C Preferred Stock as a result of its beneficial ownership of 12,385,600 Series C Depositary Shares and
         (ii) Brinson Trust, a bank and wholly owned subsidiary of Brinson Partners, beneficially owned 506,750 shares of Series C Preferred Stock as a result of its beneficial ownership of 5,067,500 Series C Depositary Shares.

(4) According to the Schedule 13G dated March 10, 1995 filed by The Prudential Insurance Company of America ("Prudential"), a registered insurance company, broker-dealer and investment adviser, Prudential beneficially owned an aggregate of 1,680,205 shares of Series C Preferred Stock as of December 31, 1994 as a result of having shared voting and investment discretion over 16,802,050 Series C Depositary Shares which were held for the benefit of its clients.

(5) Wachovia Bank holds the shares of the ESOP Preferred Stock in its capacity as Trustee of the RJRN Defined Contribution Master Trust. Under the terms of the Master Trust, Wachovia Bank is required to vote shares of ESOP Preferred Stock allocated to participants' accounts in accordance with instructions received from such participants and to vote allocated shares of ESOP Preferred Stock for which it has not received instructions and unallocated shares in the same ratio as shares with respect to which instructions have been received. The holders of the ESOP Preferred Stock vote as a class with the Common Stock, at a ratio of one vote for each share of ESOP Preferred Stock for every five shares of the Common Stock. Wachovia Bank has no investment power with respect to shares of ESOP Preferred Stock.

(6) According to Amendment No. 2 to the Schedule 13G dated September 8, 1995 jointly filed by the Janus Capital Corporation ("Janus
         Capital"), a registered investment adviser, and Thomas H. Bailey ("Bailey"), President and Chairman of, stockholder in, and thereby, a control person of Janus Capital, Janus Capital and Bailey beneficially own 4,472,875 shares of the Nabisco Class A Common Stock as a result of shared voting and dispositive power over such shares held for the benefit of its clients. Such beneficial ownership includes 4,169,500 shares of the Nabisco Class A Common Stock, or 9.3% of the Nabisco Class A Common Stock outstanding, beneficially owned by the Janus Fund, a registered investment company to which Janus Capital provides investment advice.


(7) According to Amendment No. 2 to the Schedule 13G dated December 8, 1995 jointly filed by Tiger Management Corporation ("Tiger"), Panther Partners L.P. ("Panther") and Panther Management Company L.P. ("PMCLP"), and Julian H. Robertson, Jr. ("Robertson") as the ultimate controlling person of Tiger and PMCLP, (i) Tiger, a registered investment adviser, beneficially owned 2,927,200 shares of Nabisco Class A Common Stock, (ii) Panther, a registered investment company, beneficially owned 229,500 shares of Nabisco Class A Common Stock, and (iii) PMCLP, a registered investment adviser, beneficially owned 229,500 shares of Nabisco Class A Common Stock. As ultimate controlling person of Tiger and PMCLP, Robertson beneficially owned 3,224,200 shares of Nabisco Class A Common Stock. According to the
         Schedule 13G, Tiger, Panther, PMCLP and Robertson, by virtue of his controlling interest in Tiger and PMCLP, each possess shared voting and investment discretion over certain of such shares that they respectively beneficially own on behalf of their clients, while Robertson has sole voting and investment discretion over 15,000 of such shares.


          SOLICITATION OF REVOCATIONS OF CONSENTS -- COST AND METHOD

               The cost of the solicitation of revocations of consent will be borne by the Company. In addition to solicitation by mail, directors, officers and other employees of the Company may, without additional compensation, solicit revocations of consents by mail, in person, by telecommunication or by other electronic means.

               The Company has retained D.F. King & Co., Inc., and MacKenzie Partners, Inc. at estimated fees of not more than $700,000 in the aggregate, plus reasonable out-of-pocket expenses, to assist in the solicitation of revocations. Approximately 60 persons will be utilized by such firms in their efforts. The Company will reimburse brokerage houses, banks, custodians and other nominees and fiduciaries for out-of-pocket expenses incurred in forwarding the Company's consent revocation materials to, and obtaining instructions relating to such materials from, beneficial owners of Capital Stock. The Company has also agreed to indemnify D.F. King & Co., Inc. and MacKenzie Partners, Inc. against certain liabilities and expenses in connection with their respective engagements, including certain liabilities under the federal securities laws.



                             STOCKHOLDER PROPOSALS

               Any stockholder who desires to present a proposal to be considered at the Company's next Annual Meeting may do so, provided that such stockholder satisfies the eligibility requirements established by the SEC. To be considered for submission at the meeting, such proposal must have been received by the Company (addressed to the attention of the Secretary) not later than November 21, 1995. To be submitted at the meeting, any such proposal must be a proper subject for stockholder action under the laws of the State of Delaware, and must otherwise conform to the applicable regulations of the SEC and the Company's By-laws.

                                             Charles M. Harper
                                             Chairman

                                             Steven F. Goldstone
                                             Chief Executive Officer and
                                             President


                                   IMPORTANT

         1. If your shares are registered in your own name(s), please sign, date and promptly mail the enclosed YELLOW Revocation of Consent Card, using the postage-paid envelope provided.


         2. If you have previously signed and returned a blue consent card to the LeBow/Icahn Group, you have every right to change your mind. Only your latest dated card will count. You may revoke any earlier card returned to the LeBow/Icahn Group by signing, dating and mailing the enclosed YELLOW Revocation of Consent Card in the postage-paid envelope provided.

         3. If your shares are held in the name of a brokerage firm, bank nominee or other institution, only it can sign a YELLOW Revocation of Consent Card with respect to your shares and only after receiving your specific instructions. Accordingly, please sign, date and mail the enclosed YELLOW Revocation of Consent Card in the postage-paid envelope provided. You should also contact the person responsible for your account and give instructions for a YELLOW Revocation of Consent Card to be issued representing your shares.

         4. After signing the enclosed YELLOW Revocation of Consent Card, do not sign any other cards. Do not even vote "against" on the LeBow/Icahn Group's blue consent card; rather, discard any blue consent cards sent to you by the LeBow/Icahn Group.

         If you have any questions about giving your revocation of consent or require assistance, please call:


      MACKENZIE PARTNERS, INC.                D.F. KING & CO., INC.
          156 FIFTH AVENUE                       77 WATER STREET
         NEW YORK, NY  10010                   NEW YORK, NY  10005
      (212) 929-5500 (COLLECT)              (212) 269-5550 (COLLECT)
                 OR                                    OR
    CALL TOLL FREE 1-800-322-2885         CALL TOLL FREE 1-800-290-6430




                               [YELLOW CARD]

            REVOCATION OF CONSENT CARD FOR HOLDERS OF COMMON STOCK
                          RJR NABISCO HOLDINGS CORP.

             THIS REVOCATION OF CONSENT IS SOLICITED ON BEHALF OF
                            THE BOARD OF DIRECTORS
                                      OF
                          RJR NABISCO HOLDINGS CORP.
                     IN OPPOSITION TO THE SOLICITATION BY
                               BROOKE GROUP LTD.

         The undersigned, a holder of shares of Common Stock, par value $.01 per share, of RJR Nabisco Holdings Corp. (the "Company"), acting with respect to all shares of such stock held of record by the undersigned as of the close of business on January 12, 1996 to which the undersigned is entitled to vote, hereby acts as follows concerning the following two proposals of Brooke Group Ltd., a company controlled by Bennett S. LeBow, and made with the backing of Carl C. Icahn (the "LeBow/Icahn Group"):




         PLEASE SIGN, DATE AND MAIL THIS CARD TODAY. IF YOU NEED ASSISTANCE, PLEASE CALL MACKENZIE PARTNERS, INC. TOLL FREE AT 1-800-322-2885 OR D.F. KING & CO., INC. TOLL FREE AT 1-800-290-6430.

                        (continued on the reverse side)


                       (continued from the reverse side)

[X]      Please mark your votes
         as in this example.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT YOU "REVOKE CONSENT" AS TO BOTH PROPOSALS 1 AND 2.

1. The LeBow/Icahn Group non-binding "Spin-off Resolution" seeking the immediate spin-off of Nabisco Holdings Corp. to the Company's stockholders:

         [ ] REVOKES CONSENT     [ ] DOES NOT REVOKE CONSENT

2. The LeBow/Icahn Group "By-law Amendment" proposal to amend the By-laws to give holders of not less than 25% of the Company's Common Stock the right to call a special meeting and to delete the provisions establishing certain administrative procedures for action by written consent:

         [ ] REVOKES CONSENT     [ ] DOES NOT REVOKE CONSENT

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT YOU SIGN, DATE AND MAIL THIS CARD TODAY AND THEREBY REVOKE ANY CONSENT THAT YOU MAY HAVE GIVEN TO THE LEBOW/ICAHN GROUP. If no direction is made, this revocation card will be deemed to revoke all previously executed consents. If you mark any of the boxes "does not revoke consent," any consent you may have given to that particular proposal of the Lebow/Icahn Group will not be revoked.

                                 Please sign exactly as name appears hereon.
                                 When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other duly authorized officer. If a partnership, please sign in partnership name by authorized person. This revocation card revokes consents with respect to all shares of Common Stock held in all capacities.


                                 ____________________________________________


                                 ____________________________________________
[YELLOW CARD]                    SIGNATURES(S)                   DATE


                               [YELLOW CARD]

                   REVOCATION OF CONSENT CARD FOR HOLDERS OF
                      SERIES C CONVERSION PREFERRED STOCK
                          RJR NABISCO HOLDINGS CORP.

             THIS REVOCATION OF CONSENT IS SOLICITED ON BEHALF OF
                            THE BOARD OF DIRECTORS
                                      OF
                          RJR NABISCO HOLDINGS CORP.
                     IN OPPOSITION TO THE SOLICITATION BY
                               BROOKE GROUP LTD.

         The undersigned, a holder of shares of Series C Conversion Preferred Stock, par value $.01 per share, of RJR Nabisco Holdings Corp. (the
"Company"), acting with respect to all shares of such stock held of record by the undersigned as of the close of business on January 12, 1996 to which the undersigned is entitled to vote, hereby acts as follows concerning the following two proposals of Brooke Group Ltd., a company controlled by Bennett
S. LeBow, and made with the backing of Carl C. Icahn (the "LeBow/Icahn Group"):




         PLEASE SIGN, DATE AND MAIL THIS CARD TODAY. IF YOU NEED ASSISTANCE, PLEASE CALL MACKENZIE PARTNERS, INC. TOLL FREE AT 1-800-322-2885 OR D.F. KING & CO., INC. TOLL FREE AT 1-800-290-6430.

                        (continued on the reverse side)

                       (continued from the reverse side)

[X]      Please mark your votes
         as in this example.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT YOU "REVOKE CONSENT" AS TO BOTH PROPOSALS 1 AND 2.

1. The LeBow/Icahn Group non-binding "Spin-off Resolution" seeking the immediate spin-off of Nabisco Holdings Corp. to the Company's stockholders:

         [ ] REVOKES CONSENT     [ ] DOES NOT REVOKE CONSENT

2. The LeBow/Icahn Group "By-law Amendment" proposal to amend the By-laws to give holders of not less than 25% of the Company's Common Stock the right to call a special meeting and to delete the provisions establishing certain administrative procedures for action by written consent:

         [ ] REVOKES CONSENT     [ ] DOES NOT REVOKE CONSENT

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT YOU SIGN, DATE AND MAIL THIS CARD TODAY AND THEREBY REVOKE ANY CONSENT THAT YOU MAY HAVE GIVEN TO THE LEBOW/ICAHN GROUP. If no direction is made, this revocation card will be deemed to revoke all previously executed consents. If you mark any of the boxes "does not revoke consent," any consent you may have given to that particular proposal of the Lebow/Icahn Group will not be revoked.

                                 Please sign exactly as name appears hereon.
                                 When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other duly authorized officer. If a partnership, please sign in partnership name by authorized person. This revocation card revokes consents with respect to all shares of Series C Conversion Preferred Stock held in all capacities.


                                 ____________________________________________


                                 ____________________________________________
[YELLOW CARD]                    SIGNATURES(S)                  DATE


                               [YELLOW CARD]

                   REVOCATION OF CONSENT CARD FOR HOLDERS OF
                       ESOP CONVERTIBLE PREFERRED STOCK
                          RJR NABISCO HOLDINGS CORP.

             THIS REVOCATION OF CONSENT IS SOLICITED ON BEHALF OF
                            THE BOARD OF DIRECTORS
                                      OF
                          RJR NABISCO HOLDINGS CORP.
                     IN OPPOSITION TO THE SOLICITATION BY
                               BROOKE GROUP LTD.

         The undersigned, acting with respect to all of the shares of ESOP Convertible Preferred Stock, par value $.01 per share and stated value of $16 per share, of RJR Nabisco Holdings Corp. (the "Company") that it held of record as of the close of business on January 12, 1996 to which the undersigned is entitled to vote, hereby acts as follows concerning the following two proposals of Brooke Group Ltd., a company controlled by Bennett S. LeBow, and made with the backing of Carl C. Icahn (the "LeBow/Icahn Group"):




         PLEASE SIGN, DATE AND MAIL THIS CARD TODAY. IF YOU NEED ASSISTANCE, PLEASE CALL MACKENZIE PARTNERS, INC. TOLL FREE AT 1-800-322-2885 OR D.F. KING & CO., INC. TOLL FREE AT 1-800-290-6430.

                        (continued on the reverse side)


                       (continued from the reverse side)

[X]      Please mark your votes
         as in this example.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT YOU "REVOKE CONSENT" AS TO BOTH PROPOSALS 1 AND 2.

1. The LeBow/Icahn Group non-binding "Spin-off Resolution" seeking the immediate spin-off of Nabisco Holdings Corp. to the Company's stockholders:

         [ ] REVOKES CONSENT     [ ] DOES NOT REVOKE CONSENT

2. The LeBow/Icahn Group "By-law Amendment" proposal to amend the By-laws to give holders of not less than 25% of the Company's Common Stock the right to call a special meeting and to delete the provisions establishing certain administrative procedures for action by written consent:

         [ ] REVOKES CONSENT     [ ] DOES NOT REVOKE CONSENT

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT YOU SIGN, DATE AND MAIL THIS CARD TODAY AND THEREBY REVOKE ANY CONSENT THAT YOU MAY HAVE GIVEN TO THE LEBOW/ICAHN GROUP. If no direction is made, this revocation card will be deemed to revoke all previously executed consents. If you mark any of the boxes "does not revoke consent," any consent you may have given to that particular proposal of the Lebow/Icahn Group will not be revoked.

                                 Please sign exactly as name appears hereon.
                                 When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other duly authorized officer. If a partnership, please sign in partnership name by authorized person. This revocation card revokes consents with respect to all shares of ESOP Convertible Preferred Stock held in all capacities.


                                 ____________________________________________


                                 ____________________________________________
[YELLOW CARD]                    SIGNATURES(S)           DATE

                               [YELLOW CARD]

                  REVOCATION OF CONSENT CARD FOR HOLDER(S) OF
                       ESOP CONVERTIBLE PREFERRED STOCK
                          RJR NABISCO HOLDINGS CORP.

             THIS REVOCATION OF CONSENT IS SOLICITED ON BEHALF OF
                            THE BOARD OF DIRECTORS
                                      OF
                          RJR NABISCO HOLDINGS CORP.
                     IN OPPOSITION TO THE SOLICITATION BY
                               BROOKE GROUP LTD.

         The undersigned, acting with respect to all of the shares of ESOP Convertible Preferred Stock, par value $.01 per share and stated value of $16 per share, of RJR Nabisco Holdings Corp. (the "Company") that it held of record as of the close of business on January 12, 1996 to which the undersigned is entitled to vote, hereby acts as follows concerning the following two proposals of Brooke Group Ltd., a company controlled by Bennett S. LeBow, and made with the backing of Carl C. Icahn (the "LeBow/Icahn Group"):




         PLEASE SIGN, DATE AND MAIL THIS CARD TODAY. IF YOU NEED ASSISTANCE, PLEASE CALL MACKENZIE PARTNERS, INC. TOLL FREE AT 1-800-322-2885 OR D.F. KING & CO., INC. TOLL FREE AT 1-800-290-6430.

                        (continued on the reverse side)

                       (continued from the reverse side)

[X]      Please mark your votes
         as in this example.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT YOU "REVOKE CONSENT" AS TO BOTH PROPOSALS 1 AND 2.

1. The LeBow/Icahn Group non-binding "Spin-off Resolution" seeking the immediate spin-off of Nabisco Holdings Corp. to the Company's stockholders:

         [ ] REVOKES CONSENT           [ ] DOES NOT REVOKE CONSENT

2. The LeBow/Icahn Group "By-law Amendment" proposal to amend the By-laws to give holders of not less than 25% of the Company's Common Stock the right to call a special meeting and to delete the provisions establishing certain administrative procedures for action by written consent:

         [ ] REVOKES CONSENT           [ ] DOES NOT REVOKE CONSENT

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT YOU SIGN, DATE AND MAIL THIS CARD TODAY AND THEREBY REVOKE ANY CONSENT THAT YOU MAY HAVE GIVEN TO THE LEBOW/ICAHN GROUP. If no direction is made, this revocation card will be deemed to revoke all previously executed consents. If you mark any of the boxes "does not revoke consent," any consent you may have given to that particular proposal of the Lebow/Icahn Group will not be revoked.

                                 Please sign exactly as name appears hereon.
                                 When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other duly authorized officer. If a partnership, please sign in partnership name by authorized person. This revocation card revokes consents with respect to all shares of ESOP Convertible Preferred Stock held in all capacities.


                                 ____________________________________________


                                 ____________________________________________
[YELLOW CARD]                    SIGNATURE               DATE


                               [YELLOW CARD]

             REVOCATION OF CONSENT CARD FOR EMPLOYEE STOCKHOLDERS
                          RJR NABISCO HOLDINGS CORP.

             THIS REVOCATION OF CONSENT IS SOLICITED ON BEHALF OF
                            THE BOARD OF DIRECTORS
                                      OF
                          RJR NABISCO HOLDINGS CORP.
                     IN OPPOSITION TO THE SOLICITATION BY
                               BROOKE GROUP LTD.

         The undersigned, acting with respect to all shares of stock of RJR Nabisco Holdings Corp. (the "Company") held of record by Wachovia Bank of North Carolina, N.A., as Trustee (the "Trustee"), as of the close of business on January 12, 1996 to which the undersigned may be entitled to vote, hereby directs the Trustee to act as follows concerning the following two proposals of Brooke Group Ltd., a company controlled by Bennett S. LeBow, and made with the backing of Carl C. Icahn (the "LeBow/Icahn Group"):




         PLEASE SIGN, DATE AND MAIL THIS CARD TODAY. IF YOU NEED ASSISTANCE, PLEASE CALL MACKENZIE PARTNERS, INC. TOLL FREE AT 1-800-322-2885 OR D.F. KING & CO., INC. TOLL FREE AT 1-800-290-6430.

                        (continued on the reverse side)

                       (continued from the reverse side)

[X]      Please mark your votes
         as in this example.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT YOU "REVOKE CONSENT" AS TO BOTH PROPOSALS 1 AND 2.

1. The LeBow/Icahn Group non-binding "Spin-off Resolution" seeking the immediate spin-off of Nabisco Holdings Corp. to the Company's stockholders:

         [ ] REVOKE CONSENT      [ ] DO NOT REVOKE CONSENT

2. The LeBow/Icahn Group "By-law Amendment" proposal to amend the By-laws to give holders of not less than 25% of the Company's Common Stock the right to call a special meeting and to delete the provisions establishing certain administrative procedures for action by written consent:

         [ ] REVOKE CONSENT      [ ] DO NOT REVOKE CONSENT

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT YOU SIGN, DATE AND MAIL THIS CARD TODAY AND THEREBY CAUSE THE TRUSTEE TO REVOKE ANY CONSENT THAT THE TRUSTEE, ON YOUR BEHALF, MAY HAVE GIVEN TO THE LEBOW/ICAHN GROUP. If no direction is made, this revocation card will be deemed to revoke all previously executed consents. If you mark any of the boxes "do not revoke consent," any consent the Trustee may have given on your behalf to that particular proposal of the Lebow/Icahn Group will not be revoked.

                                 Please sign exactly as name appears hereon.
                                 When signing as attorney, executor,
                                 administrator, trustee or guardian, please give full title as such. This revocation card revokes consents with respect to all shares of stock of the Company which the signatory, individually or on behalf of another, is entitled to vote and which are held of record by the Trustee.


                                 ____________________________________________


                                 ____________________________________________
[YELLOW CARD]                    SIGNATURE               DATE